UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2010

CHATTEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

0-05905	62-0156300
(Commission File Number)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee	37409
(Address of Principal Executive Offices)	(Zip Code)

(423) 821-4571

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Chattem, Inc. (the “Company”), and U.S. Bank National Association, as trustee (“U.S. Bank”), are parties to (i) an Indenture, dated as of April 11, 2007 (the “1.625% Indenture”), governing the Company’s 1.625% convertible senior notes due 2014 (the “1.625% Notes”), and (ii) an Indenture, dated as of November 22, 2006 (the “2.00% Indenture” and together with the 1.625% Indenture, the “Indentures”), governing the Company’s 2.00% convertible senior notes due 2013 (the “2.00% Notes” and together with the 1.625% Notes, the “Notes”).

On March 10, 2010, the Company and U.S. Bank entered into supplemental indentures (the “Supplemental Indentures”) to amend the Indentures in order to set forth the conversion values for the Notes. As set forth in the respective supplemental indentures, each Note that is converted from and after the effective date of the Merger (as defined below) is convertible solely into cash at fixed conversion values.

The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2010, pursuant to the Agreement and Plan of Merger, dated as of December 20, 2009 (the “Merger Agreement”), among sanofi-aventis (“Parent”), River Acquisition Corp., an indirect wholly-owned subsidiary of Parent (the “Purchaser”) and the Company, Parent completed its acquisition of the Company. The transaction was consummated through a cash tender offer (the “Offer”) by the Purchaser for all outstanding shares of common stock, without par value, of the Company (the “Shares”), followed by the “short-form” merger of the Purchaser with and into the Company (the “Merger”), with the Company surviving as an indirect wholly-owned subsidiary of Parent. As a result of the Merger, all Shares not tendered in the Offer (except for Shares held by Parent, the Company and their subsidiaries) were converted into the right to receive the same $93.50 per share in cash (the “Merger Consideration”), without interest thereon and less any required withholding taxes, paid in the Offer.

As a result of the transactions described above, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on March 10, 2010, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Exchange Act. Upon the effectiveness of this Form 25 filing, the Company will file a Form 15 with the SEC to suspend its duty to file reports under Sections 13 and 15(d) of the Exchange Act and to deregister its common stock under Section 12(g) of the Exchange Act.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on December 23, 2009.

Item 3.03.	Material Modification to Rights of Security Holders.

As described in Item 3.01, as a result of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (except for Shares held by Parent, the Company and their subsidiaries) was converted into the right to receive the Merger Consideration. As described in Item 1.01, each Note that is converted from and after the effective date of the Merger will not be convertible into Shares and will be convertible solely into cash at fixed conversion values.

The information set forth in Items 1.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, Gregory Irace and Wayne Pisano, the directors of the Purchaser immediately prior to the effective time of the Merger, became the directors of the surviving corporation in the Merger, until the earlier of their death, resignation or removal or until their respective successors are duly designated or elected and qualified. Information about Messrs. Irace and Pisano has been previously disclosed in the Tender Offer Statement on Schedule TO, which was filed by Parent, the Purchaser, Sanofi-aventis Amérique du Nord S.N.C. (“ADN”), a direct wholly-owned subsidiary of Parent, and Aventis Inc., a direct wholly-owned subsidiary of ADN and an indirect wholly-owned subsidiary of Parent, with the SEC on January 11, 2010 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

4.1	First Supplemental Indenture, dated as of March 10, 2010, to the Indenture, dated as of April 11, 2007 relating to 1.625% Convertible Senior Notes due 2014

4.2	First Supplemental Indenture, dated as of March 10, 2010, to the Indenture, dated as of November 22, 2006 relating to 2.00% Convertible Senior Notes due 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATTEM, INC.

By:	/s/ Theodore K. Whitfield, Jr.
	Name:	Theodore K. Whitfield, Jr.
	Title:	Vice President, General Counsel and Secretary

Dated: March 15, 2010

Exhibit Index

Exhibit No.	Exhibit
4.1	First Supplemental Indenture, dated as of March 10, 2010, to the Indenture, dated as of April 11, 2007 relating to 1.625% Convertible Senior Notes due 2014

4.2	First Supplemental Indenture, dated as of March 10, 2010, to the Indenture, dated as of November 22, 2006 relating to 2.00% Convertible Senior Notes due 2013